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                                NCOP Lakes, Inc.                    EXHIBIT 10.4
                               507 Prudential Road
                           Horsham, Pennsylvania 19044


                                 August 19, 2002


CFSC Capital Corp. XXXIV
12700 Whitewater Drive
Minnetonka, Minnesota 55343-9439
Attention: Jon Taxdahl


         Re: Exclusivity Agreement related to Credit Agreement Between NCOP LAKES, INC., a Nevada corporation (the "Borrower") and CFSC CAPITAL CORP. XXXIV (the "Lender") dated as of August 19, 2002

Ladies and Gentlemen:

                  Reference is made to the credit agreement referred to above (the "Credit Agreement"). All capitalized terms used in this Letter Agreement and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

                  The parties hereto have entered into this Letter Agreement to induce the Lender to enter into the Credit Agreement with the Borrower. The Borrower is a wholly owned subsidiary of NCO Portfolio Management, Inc., a Delaware corporation (the "Parent').

                  As a condition to making any loans thereunder, the Borrower, the Parent, NCO Financial Systems, Inc., a Delaware corporation (the "Servicer") and NCO Group, Inc., a Pennsylvania corporation ("NCOG") (collectively, the Borrower, the Parent, the Servicer and NCOG are herein called the "Grantors"), on behalf of themselves and on behalf of all parties which are related (by blood or marriage) to, controlling, or controlled by, or under common control with any one or more of the Grantors (either through financial investment or management responsibility), or any member or equity holder of any Grantor which holds fifty percent (50%) or more of the membership or other equity interests in such Grantor (collectively, the "Affiliated Parties"), hereby grant to the Lender, pursuant to the terms and conditions of this Letter Agreement, the exclusive right to finance (under the terms of the Credit Agreement) consumer debt obligations (the "Consumer Obligations") to be acquired by any of the Grantors or any Affiliated Party at any time from and after the date hereof to and including the Funding Termination Date, other than the Excluded Consumer Obligations (defined below). The Grantors acknowledge that the Borrower and the Servicer are obligated to provide to the Lender on a quarterly basis a report summarizing all Excluded Consumer Obligations and the Grantors agree to cooperate with the Borrower and the Servicer in preparing such quarterly reports.



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                  As used herein, the term "Excluded Consumer Obligations" means
Consumer Obligations:

                  (a) in which a substantial majority of such Consumer Obligations are obligations of obligors residing outside of the United States;

                  (b) constituting obligations subject to a separate exclusivity agreement between an Affiliated Party and the Lender;

                  (c) constituting obligations acquired, or to be acquired, by an Affiliated Party pursuant to an existing agreement as of the date hereof, or an agreement to result from negotiations under way as of the date hereof, and generally described as+;

                  (d) which have been purchased pursuant to an agreement to purchase such Consumer Obligations on a periodic basis for a specified period of time, which agreement has been entered into prior to the date of the Credit Agreement (each a "Prior Forward Flow Purchase Agreement") and with respect to which the Grantors have agreed with the Lender not to amend such Prior Forward Flow Purchase Agreement to increase the amount of Consumer Obligations purchased thereunder without the Lender's prior written consent; provided, any renewal of any such Prior Forward Flow Purchase Agreement shall not constitute an Excluded Consumer Obligation; or

                  (e) which have been purchased pursuant to a Purchase Agreement or a Forward Flow Purchase Agreement for the purchase of Assets, to the extent that the purchase price (or, in the case of a Forward Flow Purchase Agreement, the commitment amount thereof) for the aggregate Consumer Obligations to be purchased under all agreement(s) with such seller or any affiliate of such seller does not exceed $4,000,000.

                  Subject to the ability of any Grantor or any Affiliated Party (other than the Borrower which is prohibited from purchasing Excluded Consumer Obligations) to purchase Excluded Consumer Obligations as provided in this Letter Agreement, the Grantors agree, on behalf of themselves and on behalf of each Affiliated Party, that in the event any Grantor or any Affiliated Party desires to purchase any Consumer Obligations other than Excluded Consumer Obligations, such Grantor or such Affiliated Party, as applicable, shall not purchase such Consumer Obligations until the Lender shall have been given the opportunity to exercise its exclusive right to finance the Borrower's purchase of such Consumer Obligations pursuant to the terms of this Letter Agreement and the Credit Agreement.

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+ Confidential portions omitted and filed separately with the Commission.



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                  In the event that any of the Grantors or any Affiliated Party desires to purchase any Consumer Obligations other than Excluded Consumer Obligations, the Grantors shall cause the Borrower to provide to the Lender with respect to such Consumer Obligations a Borrowing Request and a related bid package in accordance with the provisions of Section 2.1 of the Credit Agreement. Thereafter, the Lender shall accept or reject such Borrowing Request in accordance with the provisions of Section 2.1 of the Credit Agreement. If the Lender accepts such Borrowing Request in accordance with the provisions of
Section 2.1, (i) the Borrower shall borrow thereunder in its own name and acquire the Assets therein described in its own name or (ii) the Borrower shall request that the Lender enter into a new set of loan documents with a newly created entity owned by the owners of the Borrower (herein, a "New Borrower"), on the same terms and conditions as the Loan Documents and, upon consummation of the execution and delivery of such new loan documents in form and content acceptable to the Lender (the "New Loan Documents"), satisfaction of all terms and conditions for borrowing thereunder and entering into documentation sufficient to provide for cross-collateralization and cross-default between the New Loan Documents and the Loan Documents, the Lender shall permit the New Borrower to satisfy the obligations of the Grantors hereunder with respect to such Accepted Borrowing Request. The Grantors shall reimburse the Lender for all costs and expenses, including fees and disbursements of counsel to the Lender, incurred in connection with negotiation, preparation and delivery of the New Loan Documents, which amounts shall be due and payable upon demand of the Lender and shall not be paid from Asset Pool Proceeds. If the Lender rejects such Borrowing Request, thereafter any Grantor or any Affiliated Party (other than the Borrower) may purchase such Consumer Obligations with its own funds or may obtain financing to purchase such Consumer Obligations from another party on terms no more favorable to such other party than those offered to the Lender pursuant to the Borrowing Request submitted to the Lender with respect to such Consumer Obligations. A purchase completed in accordance with the requirements of this paragraph shall be referred to as a "Complying Purchase".

                  In a circumstance where the Parent or a Purchase Affiliate desires to purchase Consumer Obligations without first complying with the requirements for a Complying Purchase, such Parent or Purchase Affiliate, as applicable, shall:

                  (a) notify the Lender in writing prior to such purchase, which notice shall include a description of the Consumer Obligations to be purchased and the purchase price and estimated purchase expenses for such Consumer Obligations;

                  (b) purchase such Consumer Obligations with its own funds and not with borrowed money,

                  (c) purchase such Consumer Obligations free and clear of all known mortgages, security interests, liens and encumbrances;

                  (d) purchase such Consumer Obligations pursuant to a purchase agreement (the "Purchase Agreement") that is fully assignable to the Borrower;

                  (e) immediately offer to assign all of the Parent's or Purchase Affiliate's, as applicable, right, title and interest in and to such Consumer Obligations, the Purchase Agreement and any UCC-1 financing statement or other security received in connection therewith to the Borrower pursuant to an assignment agreement (the "Assignment Agreement") under which the Parent or such Purchase Affiliate shall represent and warrant that (1) the Parent or Purchase Affiliate, as applicable, has not conducted any collection activities with respect to the Consumer Obligations purchased under the Purchase Agreement, and
         (2) any amount paid by the Borrower to the Parent or Purchase Affiliate, as applicable, in connection with the execution and delivery of the Assignment Agreement contains no administrative expense or other fee in favor of the Parent or Purchase Affiliate, as applicable, and such amount does not, when aggregated with all amounts still owing to the seller under the Purchase Agreement, exceed the purchase price and estimated expenses set forth in the notice in (a) above;

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                  (f) cause the Borrower to comply with the requirements for a
         Complying Purchase above;

                  (g) upon the Borrower's receipt of an Accepted Borrowing Request with respect thereto, properly execute and deliver the Assignment Agreement and all other documents required to properly assign all of the Parent's or Purchase Affiliate's, as applicable, right, title and interest in and to such Consumer Obligations, the Purchase Agreement and any UCC- 1 financing statement or other security received in connection therewith to the Borrower;

                  (h) at all times prior to the Lender's rejection of a Borrowing Request in accordance with Section 2.1 and Section 2.2 of the Credit Agreement with respect thereto, treat such Consumer Obligations as held in trust for the Borrower and not as the Parent's or Purchase Affiliate's exclusive property, including, without limitation (1) conducting no collection activities with respect thereto, and (2) obtaining no financing with respect thereto;

         provided, any financing obtained by the Parent or Purchase Affiliate with respect to any Consumer Obligations purchased by the Parent or a Purchase Affiliate in connection with the above subparagraphs (a) through (h) subsequent to the Lender's rejection of a Borrowing Request submitted in connection therewith may not be on terms more favorable than those offered to the Lender pursuant to the Borrowing Request so rejected.

                  Notwithstanding anything to the contrary contained herein, this Letter Agreement may be terminated prior to the Funding Termination Date if:

                  (i) twenty-four (24) calendar months have elapsed since the first Loan was funded under the Credit Agreement;

                  (ii) the Borrower has requested that the Lender terminate its agreement to consider making any future Loans under the Credit Agreement;

                  (iii) the Borrower becomes obligated to pay a termination fee (the "Termination Fee") equal to the product of (y) $125,000 and (z) the number of calendar months (or portion thereof) remaining between the effective date of any such termination and the Funding Termination Date, which Termination Fee shall be secured by all Loan Collateral and payable from (x) Asset Pool Proceeds which would otherwise be allocated to the Borrower under Section 2.8(k) of the Credit Agreement, if available, or (y) other funds of the Borrower or the Parent; and

                  (iv) the Borrower shall have executed and delivered to the Lender its promissory note evidencing its obligation to pay the Termination Fee, which shall provide for monthly payments of $125,000 each, commencing on the first day of the first month following the effective date of any such termination and continuing thereafter until paid in full and the Parent shall have delivered to the Lender its irrevocable guaranty of payment of such promissory note, each in form and content acceptable to the Lender.

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                  The Grantors, by signing below, hereby acknowledge and agree that any failure by the Grantors or any Affiliated Party to comply with the terms and conditions of this Letter Agreement shall constitute an Event of Default under the Credit Agreement. The Lender shall be entitled to seek relief pursuant to the Credit Agreement and shall be entitled to independently seek relief for damages under this Letter Agreement, either in equity or at law, against any Grantor, or all Grantors; provided however, that the Lender shall not seek money damages against any Grantor if such Grantor (i) has not breached a covenant or agreement under this Letter Agreement and (ii) is not an Affiliated Party of the party which has breached such covenant or agreement.

                  This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota. This Letter Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together, shall constitute but one and the same instrument. This Letter Agreement shall be binding upon the Grantors and their respective heirs, representatives, successors and assigns.

                            [Signature page follows]


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         By signing this Letter Agreement below the signatories agree to be bound by its terms and conditions as of the date first written above.

Very truly yours,

NCOP LAKES, INC.                       NCO FINANCIAL SYSTEMS, INC.



By                                      By
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 Its                                     Its
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NCO PORTFOLIO MANAGEMENT, INC.         NCO GROUP, INC.


By                                      By
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Accepted and agreed to as of August ___, 2002.

CFSC CAPITAL CORP. XXXIV


By
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                     Signature Page to Exclusivity Agreement